Exhibit 10(a)



Global Games Corporation, End User License Agreement This is a legal agreement between you, the end user (either individual or an entity), and Global Games Corporation (the Company). If you do not accept the terms of this Agreement, do not install or use the software in any way. By using this software, you are agreeing to become bound by the terms of this Agreement. Grant of License. Global Games, as Licenser, grants to you, the licensee, a non-exclusive right and License to use a copy of Global Games software currently known as Java Sportsbook software(the software) on a single computer, (i.e. with a single CPU) at single location so long as you comply with the terms of this License. Each workstation upon which the software is used, whether such computer is a stand -alone computer, a networked computer, or a terminal on a multi-user computer must separately have a licensed copy of the software. Site and Corporate License Grant. If you acquired a site or corporate license, Global games grants you the right to use the number of copies of the Software for which you paid. For single-user computers or workstations attached to a network (network Stations), the quantity of the Software in use is considered to be the maximum number of Network Stations on which the Software is either loaded in memory, or virtual memory, or stored on a hard disk, or other storage device at one time. For a multi-user computer, a use is counted for every session of the Software running on the computer. If the anticipated number of users of the Software will exceed the number of applicable Licenses for which you have paid, you must have a process in force to assure that the number of concurrent users of the Software does not exceed the number Licenses. Ownership of the Software. Global Games retains the copyright, title and ownership of the Software and the written materials of the form or media in or on which the original and other copies may exist. You may take one copy of the Software solely for backup or archival purposes, provided that such copy must contain all of the original Software proprietary and copyright notices. Transfers. You may physically transfer the Software from one of your computers to another provided that the Software is used on only one computer at a time. You may not distribute copies of the Software or any accompanying written materials to others without prior written consent of Global Games. In no event may you transfer, assign, rent, lease, sell, grant a security interest in or otherwise dispose of or convey the Software except as noted herein. Termination. This License is effective until terminated. This License will terminate automatically without notice from Global Games if you fail to comply with any provision of this License. Upon termination, you shall destroy all copies of the Software, as well as any accompanying written materials.

U.S. Government  Restricted Rights. If the Software is acquired by or for the U.
S. Government, then it is provided with Restricted Rights. Use, duplication, or disclosure by the U. S. Government is subject to restrictions as set forth in subparagraph (c) (1) of the Rights in Technical Data and Computer Software clause at DFARS 252 .227-7013, or subparagraphs (c) (1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is Global Games Corporation, 400 South Fourth Street Suite 720, Minneapolis, Minnesota 55415. Limited Warranty. Global Games warrants that, for a period of thirty (30) days from the date of initial use by the original end user, the Software will operate substantially in accordance with the published functional specifications current at the time of delivery. If, during the warranty period, it appears that the Software is defective or you are otherwise dissatisfied, you may terminate the License by returning the Software and any accompanying materials within said thirty (30) day period and Global Games will promptly refund the License fee you paid. Global Games will provide product support and maintenance during said thirty
(30) day period. You may upgrade Global Games thirty (30) day product support and maintenance obligation to one (1) year at an additional cost. Only if you inform Global Games of your problem with the Software during the applicable warranty period either by mail, phone call, or e-mail will Global Games be obligated to honor this warranty. This warranty extends only to the original end user and does not cover any Software that has been altered or changed in any way by anyone other than the original end user. Global Games will use its best efforts to repair, correct, or replace within a commercially reasonable period of time any reported Software problem or error. Global Games does not warrant that the Software will meet your requirements, that operation of the Software will be uninterrupted or error free, or that all Software errors will be corrected. Global Games and its Licensers are not responsible for problems caused by changes in the operating characteristics of computer hardware or computer operating systems which are made after the release of the Software nor for problems in the interaction of the Software with software not furnished by Global Games.

DISCLAIMER OF WARRANTIES. WITH THE EXCEPTION OF THE LIMITED WARRANTY DESCRIBED HEREINABOVE, NETMASTERS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF AN IMPLIED WARRANTY SO THE ABOVE DISCLAIMER MAY NOT APPLY TO YOU. NO LIABILITY FOR SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES. NETMASTERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES WHATSOEVER, INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER COMMERCIAL OR ECONOMIC LOSS, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF NETMASTERS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR THEY ARE FORESEEABLE. OUR MAXIMUM LIABILITY TO YOU AND THAT OF OUR DEALERS AND SUPPLIERS SHALL NOT EXCEED THE AMOUNT PAID BY YOU FOR THE SOFTWARE. THE LIMITATIONS IN THIS SECTION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH OR DEFAULT IS A BREACH OF A FUNDAMENTAL CONDITION OR TERM, OR A FUNDAMENTAL BREACH. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR
CONSEQUENTIAL OR INCIDENTAL DAMAGES SO THE ABOVE EXCLUSIONS OR LIMITATIONS MAY NOT APPLY TO YOU.

     Enhancements. From time to time, Global Games may, in its sole discretion, advise you of updates, upgrades, enhancements, or improvements to the Software and/or new releases of the Software (collectively, enhancements), and may license you to use such Enhancements upon payment of prices as may be established by Global Games from time to time. All such Enhancements to the Software, which are provided to you, shall also be governed by the terms of this License unless otherwise noted by Global Games. Governing Law. This License shall be governed by and construed in accordance with the laws of the State of Minnesota and shall be deemed to have been entered into in Hennepin County, Minnesota, USA, for all purposes of jurisdiction and venue. Severability. If any provision of this License is held by a court of competent jurisdiction to be invalid or unenforceable to any extent of applicable law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this license will remain in full force and effect. License Fee. Fee to Global Games Corporation is 20% of net win and is subject to audit by mutually agreed party.

  Date: September 3, 1999

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  Euromontecarlo/Rainbow Parrot

         Global Games Corporation